Exhibit T3A-7.1

FORM19 COMPANYNO. 45836 COMPANIES ACT OF BARBADOS CERTIFICATE OF CONTINUANCE DIGICEL CARIBBEAN LIMITED · Na m e o f Company I hereby certify that the above - mentioned Company was continued, as set out in the attached Articles of Continuance, under section 356.2. (1) of the Companies Act. / ' mpanies July 23rd, 2021 Date of Continuance